Exhibit 10.4

 Loan Number: 2757521066
UNCONDITIONAL GUARANTY

THIS UNCONDITIONAL GUARANTY (this “Guaranty”) is executed by the undersigned as of the 17th day of December, 2012.

LAKES ENTERTAINMENT, INC. (the “Guarantor”), hereby requests and authorizes CENTENNIAL BANK (“Lender”) to extend credit to EVITTS RESORT, LLC (“Borrower”), an affiliate of the Guarantor, pursuant to the terms and conditions of that certain Secured Construction Loan Agreement between Borrower and Lender dated as of even date herewith (as the same may hereafter be amended or otherwise modified from time to time, the “Secured Construction Loan Agreement”).

It is recognized and agreed that Guarantor owns, either directly or indirectly, an equity position in the Borrower and will receive substantial financial consideration, benefit and gain as a result of Guarantor’s execution of this document.

In consideration of the granting of said financial and credit accommodations by Lender to Borrower and for other good and valuable consideration, and recognizing that Lender would not otherwise advance a loan to Borrower pursuant to the Secured Construction Loan Agreement absent the execution of this Unconditional Guaranty by Guarantor, Guarantor hereby covenants and agrees with Lender as follows:

1.           Performance.  Guarantor hereby guarantees the prompt performance and the punctual payment when the same shall become due and payable (whether at stated maturity or upon acceleration) of all of Borrower’s obligations, financial and otherwise, as are set forth and specified in the documents constituting the Credit Agreement (as defined in the Secured Construction Loan Agreement), including without limitation all present and future obligations and indebtedness of Borrower created pursuant to the documents constituting the Credit Agreement (all such obligations being referred to collectively herein as the “Obligations”).

Time is of the essence in connection with the performance of Guarantor’s obligations hereunder.  Payment shall be made in any certified and readily-available funds which at the time of payment are legal tender in the United States of America for public and private debts. Guarantor’s obligations hereunder are unconditional and irrevocable.

2.           Change of Terms.  In such manner, upon such terms and at such times as Lender deems best and without notice to the undersigned, by agreement between them, Lender and Borrower may alter, compromise, accelerate, extend or change the time or manner for the payment or  performance of any Obligations, release Borrower, by acceptance of a deed in lieu of foreclosure or otherwise, as to all or any portion of the Obligations, release, substitute or add any one or more guarantors or endorsers, accept additional or substituted security therefor, or exchange, release, surrender, realize upon, or subordinate any security therefor or deal with it in any manner that Lender may determine.  No exercise or non-exercise by Lender of any right hereby given Lender, no dealing by Lender with Borrower or any guarantor, endorser or any other person, and no change, impairment or suspension of any right or remedy of Lender shall in any way affect any of the obligations of Guarantor hereunder or any security furnished by Guarantor or give Guarantor any recourse against Lender.

Loan Number: 2757521066
3.           Continuing Guaranty.  This is a continuing guaranty relating to the Obligations.

4.           All Liability Included.  The Obligations include without limit all liability of the Borrower to the Lender whether now or hereafter incurred under the Credit Agreement and any other document executed by Borrower in connection therewith.  Termination of this guaranty shall be effective only as to that portion of the Obligations incurred after written notice of termination has been received by an officer of Lender, and this guaranty shall remain in full force and effect as to all Obligations incurred before that time including loan commitments.  Regardless of when a renewal, extension or pretermination of any Obligations hereby occurs (with or without adjustment of interest rate or other terms), such Obligations are deemed to have been incurred prior to termination to the extent of the renewal or extension and to be fully covered by this guaranty.

5.           Security Interest.  In addition to all liens and rights of setoff given to Lender by law against any property of Borrower or of Guarantor, Lender shall have a general lien on and security interest in and a right of setoff against all property of Guarantor now or hereafter in the physical possession of or on deposit with Lender whether held in a general or special account, on deposit or for safekeeping or otherwise.  Each such lien, security interest and right of setoff may be enforced or exercised without demand upon or notice to Guarantor (unless such notice or demand is required by statute), shall continue in full force unless specifically waived or released by Lender in writing and shall not be deemed waived by any conduct of Lender, by any failure of Lender to exercise any such right of setoff or to enforce any such lien or security interest or by any neglect or delay in so doing.

6.           Consent of Lender.  By accepting this Guaranty, Lender, as a party to that certain Secured Line of Credit Loan Agreement dated as of October 28, 2008 between Lender (f/k/a First State Bank) and Guarantor (as amended, the “Existing Loan Agreement”), hereby consents to the execution, delivery and performance by Borrower and Guarantor of the documents constituting the Credit Agreement  (including without limitation, with respect to Guarantor, this Guaranty and the Mortgage, as defined in the Secured Construction Loan Agreement) and hereby agrees that, notwithstanding anything to the contrary in the Existing Loan Agreement or in any instrument, agreement or other document securing the obligations or indebtedness of Guarantor under the Existing Loan Agreement or otherwise executed in connection with the Existing Loan Agreement, arising out of the transaction contemplated thereby or otherwise relating thereto (collectively, “Existing Loan Documents”), the execution, delivery and performance by Borrower and Guarantor of the Credit Agreement shall not be deemed to be a breach of or otherwise a default under the terms of any of the Existing Loan Documents, any such breach or default hereby being waived by Lender.

7.           Waiver.  Guarantor hereby waives and agrees not to assert or take advantage of:

(a)
Any right to require Lender to proceed against Borrower or any other person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender’s power before proceeding against Guarantor;

Loan Number: 2757521066

(b)	The defense of the statute of limitations in any action hereunder or in any action for the collection of the Credit Agreement or the performance of any other obligation hereby guaranteed;

(c)
Any defense that may arise by reason of the incapacity, illegality, lack of authority, death or disability of any other person or persons or the failure of Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons;

(d)
Demand, protest and notice of any kind including without limiting the generality of the foregoing, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Borrower, Lender, and endorser or creditor of Borrower or Guarantor or on the part of any other person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Lender as collateral or in connection with the Credit Agreement or any other obligation hereby guaranteed;

(e)
Any defense based upon an election of remedies by Lender, including without limitation an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of Guarantor or the rights of Guarantor to proceed against Borrower for reimbursement, or both; and

(f)
Any duty on the part of Lender to disclose to Guarantor any facts Lender may now or hereafter know about Borrower, regardless of whether Lender has reasons to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible and has the means available for being and keeping informed of the financial condition of Borrower and of all circumstances bearing on the risk of non-payment of the Credit Agreement or nonperformance of any other obligation hereby guaranteed.

The foregoing is not to be construed as a waiver of any notice requirement explicitly set forth in the Credit Agreement or related documents.

8.           Guarantor Information.  Guarantor warrants to Lender that it has adequate means to obtain from Borrower on a continuing basis, information concerning the financial condition of Borrower and that it is not relying on Lender to provide such information either now or in the future. Guarantor shall supply to Lender such information as it makes publicly available to its shareholders on each anniversary date of this Credit Agreement and otherwise as reasonably requested by Lender. Guarantor covenants and agrees that it will always be fully informed regarding the status of the Credit Agreement, all advances of principal under the Credit Agreement, the in-balance or out-of-balance nature of the Credit Agreement, and all other financial and other aspects of every nature pertaining to the Credit Agreement.  Lender will possess no obligation of any nature to provide Guarantor with any information regarding the status of the Credit Agreement.

Loan Number: 2757521066

9.           Subrogation.  Unless and until the Obligations have been paid in full, (a) Guarantor shall have no right of subrogation and waives any right to enforce any remedy that Lender now has or may hereafter have against Borrower and any benefit of, and any right to participate in, any security now or hereafter held by Lender, (b)  Guarantor shall not be a creditor with respect to this Guaranty in any bankruptcy proceeding by or against Borrower, but instead Guarantor shall be an “entity” under the bankruptcy code in any such proceeding, and (c) Guarantor shall have neither a contingent nor a non-contingent claim against Borrower under this Guaranty.

10.           Subordination.  Except as otherwise provided in this Paragraph, all existing and future indebtedness of Borrower to Guarantor or to any person owned in whole or in part by Guarantor and, if Borrower is a partnership, the right of Guarantor to cause or permit any person owned in whole or in part by Guarantor to withdraw any capital invested by such person in Borrower, is hereby subordinated to the Obligations and, following the occurrence and during the continuance of an Event of Default (as defined in the Secured Construction Loan Agreement), without the prior written consent of Lender, such subordinated indebtedness shall not be paid or withdrawn in whole or in part nor will Guarantor cause or permit any person owned in whole or in part by Guarantor to accept any payment of or on account of any such indebtedness or as a withdrawal of capital while this Guaranty is in effect.  At Lender’s request, Guarantor shall cause Borrower to pay to Lender all or any part of such subordinated indebtedness and any capital which any such person owned by any Guarantor is entitled to withdraw.  Each such payment by Borrower in violation of this Guaranty following the occurrence and during the continuance of an Event of Default shall be received by the person to whom paid in trust for Lender, and Guarantor shall cause the same to be paid to Lender immediately on account of the indebtedness.

11.           Bankruptcy.  Except as provided in Paragraph 8 above, Guarantor shall file in any bankruptcy or other proceeding in which the filing of claims is required by law, all claims which such Guarantor may have against Borrower relating to any indebtedness of Borrower to such Guarantor and will assign to Lender all rights of such Guarantor thereunder.  If a Guarantor does not file any such claim, Lender, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Lender’s discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of Lender’s nominee.  In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Lender the full amount hereof and, to the full extent necessary for that purpose, each Guarantor hereby assigns to Lender all of such Guarantor’s rights to any such payment or distributions to which such Guarantor would otherwise be entitled.

12.           Application of Payment.  With or without notice to Guarantor, Lender, in Lender’s sole discretion and at any time and from time to time and in such manner and upon such terms as Lender deems fit, may apply any or all payments or recoveries from Borrower or from any other guarantor or endorser under any other instrument or realized from any security, in such manner and order of priority as Lender may determine, to any of the Obligations.

Loan Number: 2757521066

13.           Cumulative Rights.  The amount of Guarantor’s liability and all rights, powers and remedies of Lender hereunder shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Lender by law.  This Guaranty is in addition to and exclusive of the guarantee of any other guarantor of any of the Obligations.

14.           Independent Obligations.  The obligations of Guarantor hereunder are independent of the Obligations and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against Guarantor whether or not Borrower is joined therein or a separate action or actions are brought against Borrower.  In this regard, Guarantor waives any right to require Lender to (a) proceed against Borrower, (b) proceed against or exhaust any security held by Lender for payment of the Obligations, or (c) pursue any other remedy that Lender has or to which it may be entitled.  Without limiting the foregoing, Guarantor waives any necessity or requirement, substantive or procedural, that an action previously be commenced or a judgment previously be rendered against Borrower or any other person or entity or that any other person or entity be joined in such cause or that a separate action be brought against Borrower or any other person or entity.  Lender may maintain successive actions for other defaults.  Lender’s rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions until and unless all Obligations have been paid in full and fully performed.

15.           Costs and Fees.  Guarantor shall pay to Lender, promptly upon demand, reasonable attorneys’ fees and all costs and other expenses that Lender expends or incurs in enforcing this Guaranty against such Guarantor whether or not suit is filed, expressly including without limitation all costs, attorneys’ fees and expenses incurred by Lender in connection with any insolvency, bankruptcy, reorganization, arrangement or similar proceedings involving such Guarantor that in any way affect the exercise by Lender of its rights and remedies hereunder.

16.           Severability.  Should any one or more provisions of this Guaranty be determined to be illegal or unenforceable, all other provisions shall nevertheless be effective.

17.           Binding Effect.  This Guaranty shall inure to the benefit of Lender, its successors and assigns, including the assignees of any indebtedness hereby guaranteed, and shall bind the heirs, executors, administrators, successors and assigns of a Guarantor.  This Guaranty may be assigned by Lender with respect to all or any portion of the Obligations, and when so assigned Guarantor shall be liable under this Guaranty to the assignee(s) of the portion(s) of the Obligations so assigned without in any manner affecting the liability of Guarantor hereunder to Lender with respect to any portion of the Obligations retained by Lender.

18.           Expiration.  Upon the full performance and payment in full to Lender of the Obligations, this Guaranty shall be of no further force or effect.

19.           Reasonableness.  Guarantor warrants and agrees that each of the waivers set forth in this Guaranty are made with Guarantor’s full knowledge of its significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law.  No provisions of this Guaranty or right of Lender hereunder can be waived nor can Guarantor be released from its obligations hereunder except by a writing duly executed by an authorized officer of Lender.

Loan Number: 2757521066

20.           Terminology.  When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and neuter and vice versa.  The word “person” as used herein shall include any individual, company, firm, association, partnership, corporation, trust or other legal entity of any kind whatsoever.

21.           Exclusive Statement.  This writing is intended by the parties as a final expression of this Unconditional Guaranty and is also intended as a complete and exclusive statement of the terms hereof.  No course of dealing, course of performance or trade usage, and no parol evidence of any nature shall be used to supplement or modify any terms.  Nor are there any conditions to the full effectiveness of this agreement.

22.           Joint and Several Liability.  If two or more persons are signing this Guaranty as Guarantor, then all such persons shall be jointly and severally liable for the obligations of Guarantor hereunder.

23.           Waiver of Change.  The Guarantor hereby expressly waives notice of (a) any renewals or extensions of time for payment of the Obligations, (b) any changes in the terms of the Obligations including increase or decrease in installment payments or any interest rate adjustments, or (c) any other change with respect to the Obligations including a change in the business structure of the Borrower.

24.           Dealing with Security Interest.  The undersigned Guarantor hereby expressly waives (a) surrender, release, exchange, substitution, dealing with or taking any additional collateral, (b) abstaining from taking advantage of or realizing upon any security interest, or other guarantee, (c) any impairment of collateral by Lender including but not limited to, failure to perfect a security interest in the collateral, and (d) any impairment by Lender of Guarantor’s rights of recourse against other parties.

25.           Unconditional Liability.  Each of the persons who have signed this Unconditional Guaranty has unconditionally delivered it to Lender, and failure to sign this or any other guaranty by any other person shall not discharge the liability of any signer.  The unconditional liability of the signer applies whether signer is jointly and severally liable for the entire amount of the debt, or for only a pro rata portion.  The release of one or more guarantors shall not release to any extent, any other guarantors.

26.           Errors and Omissions.  The Guarantor hereby waives all errors and omissions in connection with Lender’s administration of the Obligations, except behavior which amounts to bad faith or gross negligence.

Loan Number: 2757521066

27.           Acts and Omissions.  Without in any way limiting the foregoing, the Guarantor hereby waives any other act or omission of Lender (except acts or omissions due to the gross negligence of Lender or bad faith) which changes the scope of the Guarantor’s risk.

28.           Remedies.  As a condition of the payment or performance by Guarantor, Lender is not required to enforce any remedies against Borrower or Guarantor or any other party liable to Lender on account of the Obligations.  Nor is Lender required to seek to enforce or resort to any remedies with respect to any security interest, lien or encumbrance to Lender by the Borrower or any other party.

29.           Enforceability.  This Unconditional Guaranty remains fully enforceable irrespective of any defenses which Borrower may assert on the underlying debt, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction, and usury.

30.           Liability for Full Amount.  The Guarantor agrees that, if at any time all or any part of any payment previously applied by Lender to any of the guaranteed debt must be returned by Lender for any reason, whether by court order, or settlement, the Guarantor remains liable for the full amount returned as if such amount had never been received by Lender notwithstanding any termination of this Guaranty or cancellation of any note or other agreement evidencing the Obligations.

31.           Governing Law.  This Guaranty shall be governed by and construed in accordance with the laws of the State of Arkansas.  Except as provided in any other written agreement now or at any time hereafter in force between Lender and Guarantor, this Guaranty shall constitute the entire agreement of Guarantor with Lender with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon Lender unless expressed herein.  Guarantor does hereby irrevocably consent to the exclusive jurisdiction of the court of the State of Arkansas with respect to any action or proceedings arising between the parties and expressly covenant and agree that the exclusive jurisdiction for all disputes and enforcement actions arising hereunder shall occur in Faulkner County, Arkansas.

32.           JURY WAIVER.  GUARANTOR AND LENDER EACH HEREBY WAIVES ITS RIGHT TO A JURY TRIAL IN THE EVENT OF ANY DISPUTE OR LITIGATION ARISING HEREUNDER OR UNDER ANY RELATED DOCUMENTS EXECUTED IN CONNECTION HEREWITH.

33.           Multiple Counterpart Execution.  It is expressly agreed and understood that this document is being executed in multiple counterparts and with multiple signature pages and that all signature pages, when attached to and assembled with this document, shall constitute and comprise a single document that is enforceable against all parties on all signature pages in accordance with this document’s terms.

34.           Notices.  All notices or other written communications hereunder shall be deemed to have been properly given (a) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof, (b) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (c) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

Loan Number: 2757521066

If to Guarantors:

Lakes Entertainment, Inc.
Attn:  Timothy J. Cope, President
130 Cheshire Lane, Suite 101
Minnetonka, MN 55305

With a copy to:

Lakes Entertainment, Inc.
Attn:  Damon Schramm, Esq., General Counsel
130 Cheshire Lane, Suite 101
Minnetonka, MN 55305

And to:

Gray Plant Mooty
Attn: David M. Morehouse
500 IDS Center
80 South Eighth Street
Minneapolis, MN 55402

If to Lender:
CENTENNIAL BANK
Attn:  Randy Crowell
P.O. Box 966
Conway Arkansas 72033
Facsimile: 501-328-4650
With a copy to:
GILL RAGON OWEN, P.A.
Attn:  Daniel Goodwin
425 West Capitol Avenue, Suite 3801
Little Rock, Arkansas  72201
Fax: (501) 372-3359

or addressed as such party may from time to time designate by written notice to the other parties.

Loan Number: 2757521066

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

For purposes of this Subsection, “Business Day” shall mean a day on which commercial banks are authorized to conduct business or Lender is open for business in the State of Arkansas.

35.           Changes to Guarantor. Without the prior written consent of Lender, Guarantor shall not: amend its organizational or governing documents in a manner that materially adversely affects Lender’s rights hereunder; dissolve; or fail to remain in good standing and authorized to do business in all jurisdictions where such standing or authorization is required with respect to Guarantor and where the failure to do so would have a material adverse impact on Guarantor or its assets or operations.

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signatures appear on next page.]

Loan Number: 2757521066

[Signature Page To Unconditional Guaranty]

THIS UNCONDITIONAL GUARANTY is executed on the date set forth in the preface.

GUARANTOR:

LAKES ENTERTAINMENT, INC.
By: __/s/ Damon Schramm____________
Title: __VP-General Counsel__________